                                                                     EXHIBIT 9.1

                         PETS.COM, INC. VOTING AGREEMENT


        This Voting Agreement (the "Agreement") is made as of the 13th day of July 2000, by and among Pets.com, Inc., a Delaware corporation (the "Company"), Petstore.com, Inc., a Delaware corporation ("Petstore"), Discovery.com, Inc., a Delaware corporation ("Discovery"), and Greg McLemore, Julie Wainwright, Chris Deyo, Amazon.com, Inc., Hummer Winblad Venture Partners III, L.P., Hummer Winblad Venture Partners IV, L.P., Hummer Winblad Technology Fund III, L.P., Spinnaker Technology Fund, L.P., Spinnaker Technology Offshore Fund Limited, Spinnaker Offshore Founders Fund Cayman Limited, and Spinnaker Clipper Fund, L.P. and the other holders of the Company's capital stock that are signatories hereto (collectively, the "Investors" and individually, the "Investor").

                                    RECITALS

        The Company and Discovery have entered into a Securities Purchase Agreement (the "Purchase Agreement") dated as of June 12, 2000 pursuant to which the Company desires to sell to Discovery shares of the capital stock of the Company. A condition to Discovery's obligations under the Purchase Agreement is that the Company and the Investors enter into this Agreement for the purpose of setting forth the terms and conditions pursuant to which Petstore, Discovery and the Investors shall vote their shares of the Company's voting stock in favor of a certain designee to the Company's Board of Directors. The Company, Petstore, Discovery and the Investors desire to facilitate the voting arrangements set forth in this Agreement, and the sale and purchase of the capital stock of the Company pursuant to the Purchase Agreement, by agreeing to the terms and conditions set forth below.

                                    AGREEMENT

        The parties agree as follows:

        1. ELECTION OF DIRECTORS.

               1.1 BOARD REPRESENTATION. At each annual meeting of the stockholders of the Company, or at any meeting of the stockholders of the Company at which members of the Board of Directors of the Company are to be elected, or whenever members of the Board of Directors are to be elected by written consent, Petstore, Discovery and the Investors agree to vote or act with respect to their shares of Common Stock (the "Voting Stock") so as to elect Ms. Michela English or such other reasonable candidate (who shall be at the level of senior vice president of Discovery or higher) designated by Discovery.

               1.2 APPOINTMENT OF DIRECTORS. In the event of the resignation, death, removal or disqualification of the director selected by Discovery, Discovery shall promptly nominate a new director, and, after written notice of the nomination has been given by Discovery

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to the other parties, Petstore, Discovery and each Investor shall vote their shares of Voting Stock of the Company to elect such nominee to the Board of Directors.

               1.3 REMOVAL. Discovery may remove its designated director at any time and from time to time, with or without cause (subject to the Bylaws of the Company as in effect from time to time and any requirements of law), in their sole discretion, and after written notice to each of the parties hereto of the new nominee to replace such director, Petstore, Discovery and each Investor shall promptly vote their shares of Voting Stock of the Company to elect such nominee to the Board of Directors.

        2.     ADDITIONAL REPRESENTATIONS AND COVENANTS.

               2.1 NO REVOCATION. The voting agreements contained herein are coupled with an interest and may not be revoked during the term of this Agreement.

               2.2 CHANGE IN NUMBER OF DIRECTORS. Petstore, Discovery and the Investors will not vote for any amendment or change to the Articles of Incorporation or Bylaws providing for any amendment or change to the Articles of Incorporation Bylaws inconsistent with the terms of this Agreement.

        3.     TERMINATION.

               3.1 TERMINATION EVENTS. This Agreement shall terminate upon the earlier of:

                      (a) the date on which the Tenancy and Promotion Agreement dated as of June 12, 2000, entered into between the Company and Discovery, is terminated;

                      (b) the date on which Discovery has transferred, sold or otherwise disposed of more than [*] of the shares of Pets.com Common Stock originally acquired by it from Petstore.com, Inc. upon distribution, if any, of those shares of Pets.com Common Stock received by Petstore.com under the Asset Purchase Agreement dated as of June 12, 2000, entered into between the Company, Petstore.com, Inc. and P-Sub Corporation, excluding for the purposes of this calculation any shares Petstore has pledged to [*] under a guarantee agreement; or

                      (c) the consummation of the sale of all or substantially all of the Company's assets or a merger, reorganization or other recapitalization or transaction or series of related transactions in which the Company's stockholders prior to such transaction hold less than 50% of the voting power.

        4.     MISCELLANEOUS.

               4.1 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the


* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                                      -2-
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parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               4.2 AMENDMENTS AND WAIVERS. Any term hereof may be amended or waived only with the written consent of the Company, Petstore, Discovery, and the Investors. Any amendment or waiver effected in accordance with this Section
4.2 shall be binding upon the Company, Petstore, Discovery and the Investors and each of their respective successors and assigns.

               4.3 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as set forth on the signature page, or as subsequently modified by written notice.

               4.4 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

               4.5 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

               4.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

               4.7 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               4.8 LIABILITY OF STOCKHOLDERS. No Investor shall, by reason of his, her or its ability to designate and cause the election of any member of the Board of Directors hereunder, or otherwise, be subject to any liability or obligation whatsoever with respect to the management and affairs of the Company or otherwise be or become responsible for any of the debts, liabilities or obligations of the Company. Neither any Investor nor any controlling person, officer, director, partner, agent or employee of any Investor (each an "Investor Agent") shall be liable to any other Investor or Investor Agent in connection with the rights and obligations of such Investor arising under this Agreement.

                            [Signature Page Follows]



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        The parties hereto have executed this Voting Agreement as of the date first written above.

COMPANY:

PETS.COM, INC.


By:     /s/  Julie Wainwright
   --------------------------------------

Name:        Julie Wainwright
     ------------------------------------

Title:       Chief Executive Officer
      -----------------------------------

Address:     945 Bryant Street
             San Francisco, CA  94103


PETSTORE:

PETSTORE.COM, INC.


By:     /s/  Josh Newman
   --------------------------------------

Name:        Josh Newman
     ------------------------------------

Title:       Chief Executive Officer
      -----------------------------------

Address:     1545 Park Avenue
             Emeryville, CA  94608
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DISCOVERY:

DISCOVERY.COM, INC


By:     /s/  Michela English
   --------------------------------------

Name:        Michela English
     ------------------------------------

Title:       President and COO
      -----------------------------------

Address:



INVESTORS:


-----------------------------------------
Greg McLemore

Address:  87 N. Raymond Avenue, Suite 850
          Pasadena, CA  91103



/s/  Julie Wainwright
-----------------------------------------
Julie Wainwright

Address:  435 Brannan Street
          San Francisco, CA  94107



/s/  Chris Deyo
-----------------------------------------
Chris Deyo

Address:  435 Brannan Street
          San Francisco, CA  94107

AMAZON.COM, INC.


By:     /s/  Mark Britto
   --------------------------------------

Name:        Mark Britto
     ------------------------------------

Title:       Vice President
      -----------------------------------

Address:     1200 12th Avenue South, Suite 1200
             Seattle, WA 91844
             Attn:  General Counsel


HUMMER WINBLAD VENTURE PARTNERS III, L.P.

By:     /s/  John Hummer
   --------------------------------------

Name:        John Hummer
     ------------------------------------

Title:       Partner
      -----------------------------------

Address:     2 South Park, 2nd Floor
             San Francisco, CA  94107
             Attn:  John Hummer


HUMMER WINBLAD VENTURE PARTNERS IV, L.P.

By:     /s/  John Hummer
   --------------------------------------

Name:        John Hummer
     ------------------------------------

Title:       Partner
      -----------------------------------

Address:     2 South Park, 2nd Floor
             San Francisco, CA  94107
             Attn:  John Hummer

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HUMMER WINBLAD TECHNOLOGY FUND III, L.P.

By:     /s/  John Hummer
   --------------------------------------

Name:        John Hummer
     ------------------------------------

Title:       Partner
      -----------------------------------

Address:     2 South Park, 2nd Floor
             San Francisco, CA  94107
             Attn:  John Hummer


BOWMAN CAPITAL TECHNOLOGY FUND, L.P., FORMERLY KNOWN AS THE
SPINNAKER TECHNOLOGY FUND, L.P.

By:     /s/  Eric Moore
   --------------------------------------

Name:        Eric Moore
     ------------------------------------

Title:       Controller
      -----------------------------------

Address:     c/o Bowman Capital Management
             1875 South Grant Street, Suite 600
             San Mateo, CA  944022
             Attn:  Matthew Cowan


BOWMAN CAPITAL TECHNOLOGY OFFSHORE FUND, LIMITED, FORMERLY
KNOWN AS THE SPINNAKER TECHNOLOGY OFFSHORE FUND LIMITED

By:     /s/  Eric Moore
   --------------------------------------

Name:        Eric Moore
     ------------------------------------

Title:       Controller
      -----------------------------------

Address:     c/o Bowman Capital Management
             1875 South Grant Street, Suite 600
             San Mateo, CA  944022
             Attn:  Matthew Cowan

BOWMAN CAPITAL FOUNDERS OFFSHORE FUND CAYMAN LIMITED,
FORMERLY KNOWN AS THE SPINNAKER OFFSHORE FOUNDERS FUND
CAYMAN LIMITED

By:     /s/  Eric Moore
   --------------------------------------

Name:        Eric Moore
     ------------------------------------

Title:       Controller
      -----------------------------------

Address:     c/o Bowman Capital Management
             1875 South Grant Street, Suite 600
             San Mateo, CA  944022
             Attn:  Matthew Cowan


BOWMAN CAPITAL CLIPPER FUND, L.P., FORMERLY KNOWN AS THE
SPINNAKER CLIPPER FUND, L.P.

By:     /s/  Eric Moore
   --------------------------------------

Name:        Eric Moore
     ------------------------------------

Title:       Controller
      -----------------------------------

Address:     c/o Bowman Capital Management
             1875 South Grant Street, Suite 600
             San Mateo, CA  944022
             Attn:  Matthew Cowan


BOWMAN CAPITAL FOUNDERS FUND, L.P., FORMERLY KNOWN AS THE
SPINNAKER FOUNDERS FUND, L.P.

By:     /s/  Eric Moore
   --------------------------------------

Name:        Eric Moore
     ------------------------------------

Title:       Controller
      -----------------------------------

Address:     c/o Bowman Capital Management
             1875 South Grant Street, Suite 600
             San Mateo, CA  944022
            Attn:  Matthew Cowan

OTHER INVESTORS

By:     /s/  Paul Melmon
   --------------------------------------

Name:        Paul Melmon
     ------------------------------------

Title:       CIO
      -----------------------------------


Address:     945 Bryant St.
        ---------------------------------
             San Francisco, CA
        ---------------------------------

        ---------------------------------